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                                                                Exhibit 24(b)

                        KEYCORP

[logo]                  127 Public Square
                        Cleveland, Ohio 44114-1306





      I, Carter B. Chase, hereby certify that I am the Secretary of KeyCorp, that the attached is a true and correct copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on May 19, 1994, at which meeting a quorum of the Board was present throughout, and that the resolution has not been rescinded or amended and is still in full force and effect.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of the Corporation this 27th day of July, 1994.




                                       /s/ Carter B. Chase
                                       ---------------------
                                       Carter B. Chase
                                       Secretary

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                                  EXHIBIT G
                                  ---------

Resolution adopted by the Board of Directors of KeyCorp on May 19, 1994.



                   RESOLVED, that the Chief Financial Officer, Treasurer, General Counsel and Secretary, or any of them or any other officer of the Corporation designated by any one of them be, and each of them hereby is, authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Securities and Exchange Commission
(a) a registration statement on Form S-8 (or on such other form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Common Shares of the Corporation and the plan interests issuable pursuant to the Corporation's Profit Sharing Plus Plan, a defined contribution profit sharing plan of old KeyCorp, (b) any and all amendments, post-effective amendments, and exhibits thereto, and (c) any and all other applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration.

                   FURTHER RESOLVED, that the Chief Financial Officer, Treasurer, General Counsel and Secretary, or any one of them or any other officer of the Corporation designated by any one of them be, and each of them hereby is, appointed as the attorneys of the Corporation, with full power of substitution and resubstitution, for and in the name, place or stead of the Corporation, to sign and file (a) a registration statement on Form S-8 (or on such other form or forms as are applicable), (b) any and all amendments, post-effective amendments and exhibits thereto, and (c) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all such acts and things whatsoever requisite and necessary to effect such registration.

                   FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, in connection with any offering of such securities or such registration, to take any action which any of them may deem necessary or advisable to effect the registration or qualification of the securities under the securities or blue sky laws of any of the States of the United States of America or any applicable foreign jurisdiction or to carry out such offering, as contemplated by resolutions heretofore adopted, and in connection therewith to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws and to take all such further action as any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as any such officer may deem to be in the best interests of the Corporation.

                   FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to execute and file irrevocable written consents to service of process in all States of the United States of America or applicable foreign jurisdiction where such consents may be required or advisable under the securities law thereof in connection with the registration or qualification of such securities, and to appoint the appropriate person as agent of the Corporation for the purpose of receiving and accepting such process.

                   FURTHER RESOLVED, that any form of additional resolution or resolutions required by law or regulation in connection with the foregoing resolutions, be and hereby are

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adopted, and that the Secretary or any Assistant Secretary of the Corporation
be and each of them is hereby authorized to certify as having been adopted by the Board of Directors of the Corporation any such form of resolution, and a copy of each form of resolution so certified shall be attached to the minutes of this meeting.

              FURTHER RESOLVED, that the officers of the Corporation be and each of them are hereby authorized to take any and all action as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions.